UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2012

SED International Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Georgia	0-16345	22-2715444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3505 Newpoint Place, Suite 450, Lawrenceville, Georgia	30043
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (770) 491-8962

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers and Appointment of Certain Officers.

(b) - (c) Effective November 27, 2012, the Board of Directors of SED International Holdings, Inc., a Georgia corporation (NYSE MKT: SED) (the “Company”), elected Christopher R. Joe, the Company’s current Vice President of Finance, to the positions of Interim Chief Financial Officer, Secretary and Treasurer. Mr. Joe has been with the Company since August 2011 and will also continue to serve as its Vice President of Finance. He replaces Lyle Dickler who resigned his positions as the Company’s Chief Financial Officer, Secretary and Treasurer on the same date to pursue other opportunities. No family relationship exists between Mr. Joe and any director or executive officer of the Company.

In addition, Jonathan Elster, resigned his position as Chief Strategy Officer of the Company effective as of November 30, 2012 to pursue other opportunities. The Company will incur severance expense of approximately $500,000 in the quarter ended December 31, 2012 as a result of these and other personnel actions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

Dated: November 27, 2012	By:	/s/ Robert G. O’Malley,
Robert G. O’Malley,
President and Chief Executive Officer

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